Exhibit 10.17

                               AGENT AGREEMENT

     This Agent Agreement is made and entered into this 1st day of February, 1996 by and between NATURAL GAS TECHNOLOGIES, INC. located at 241 Pine Street, Suite 9B, Abilene, Texas, 79601, hereinafter referred to as NGTI and CONTINENTAL CAPITAL & EQUITY CORPORATION, INC., located AT 2301 Maitland Center Parkway, Suite 100, Maitland, Florida, 32751, hereinafter referred to as CCC.

                                 RECITALS

     WHEREAS, NGTI desires to engage CCC as agent, for the purpose of consulting NGTI on identifying possible sources of financing, mergers, and acquisitions.

     WHEREAS, CCC possesses certain skills, knowledge, abilities and considerable contacts throughout the corporate finance and financial public relations industry, and

     WHEREAS, CCC desires to assist NGTI with identification of potential sources as outlined above, and with the negotiations associated with such relations and the closing of such transactions.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                                 ARTICLE 1
                             TERM OF AGREEMENT

     1.1 This Agent Agreement shall begin on the date shown and shall extend and be operative and controlling until December 31, 1996. This term shall be automatically extended for a six-month period if CCC provides NGTI with a written offer to extend this project and is subject to the acceptance and approval of the terms by NGTI. The parties may modify the term of the Agent Agreement by complying with the provisions contained herein concerning modifications. Except where otherwise expressly provided herein, all rights and duties of the parties shall be extinguished upon termination of the Agent Agreement.

                                ARTICLE II
                  NON-EXCLUSIVITY AND NON-CIRCUMVENTION

     2.1 Non-Exclusivity. During the effective term of the Agent Agreement, CCC shall be engaged by NGTI on a non-exclusive basis.

     2.2 Non-Circumvention. Each party to this Agreement shall keep the existence and the terms of this Agreement strictly confidential. Furthermore, NGTI shall not attempt to contact any third party initially introduced by CCC with the expressed purpose of circumventing CCC's participation in any transaction pursuant to this Agreement.

                               ARTICLE III
                      CCC PERFORMANCE OBLIGATIONS

     Upon execution of the Agent Agreement by both parties, CCC agrees to employ its best efforts to perform the following:

     3.1 To introduce sources, as outlined above, to NGTI, and assist in the closing of such transactions.

     3.2 NGTI must approve in advance, in writing, any and all matters relating to, or otherwise effecting NGTI and/or its business, and for any such matter to be effective against, or otherwise bind NGTI. CCC shall use every effort to promptly inform all parties whom CCC may or shall contact, and shall use every effort to make such parties aware, that no agreement, promise, understanding, representation or inducement shall be effective against, or otherwise bind NGTI unless or until such is approved in advance in a written agreement signed by NGTI.

                                   ARTICLE IV
                        NGTI PERFORMANCE OBLIGATIONS

     NGTI agrees to pay CCC upon closing of any transaction associated with this agreement as follows:

     4.1 CCC shall be entitled to receive on the closing of any funding transaction pursuant to this agreement, a fee of 5% of gross proceeds received by the Company, payable in cash.

     4.2 CCC shall be entitled to receive on the closing of any merger/acquisition transaction pursuant to this agreement, a fee of 5% of the gross value of the transaction, payable in shares of the surviving company.

     4.3 NGTI further agrees to engage CCC to provide continued financial relations support to include a 200,000 piece comprehensive direct mail program, enhanced retail broker support, lead distribution and accountability, mass media coverage, and standard financial public relations support at a cost of $300,000 (Three Hundred Thousand Dollars). Terms of payment shall be as follows: NGTI agrees to pay CCC a cash retainer of $25,000 (Twenty-five Thousand Dollars). Said cash retainer shall be paid as follows: $10,000 (Ten Thousand Dollars) upon execution of this agreement and the balance of $15,000 (Fifteen Thousand Dollars) shall be due upon the sixty-first (61st) day after the execution of said contract, provided NGTI opts to continue participation under such contract. Continued participation in this contract by NGTI after said sixty (60) days shall be at the option of NGTI. The balance of the cost shall be paid by the issuance of 500,000 shares of restricted stock, to CCC or its assigns, issued in 100,000 (One Hundred Thousand) share blocks, to be held in attorney's trust and delivered as follows:

            (1)  100,000 Shares upon execution of this Agreement;
            (2)  100,000 Shares upon completion of debt financing of $500,000;
            (3)  100,000 Shares upon commencement of trading;
            (4)  100,000 Shares 30 days following commencement of trading;
            (5)  100,000 Shares upon actual drop of direct mail program.

     In the event that a merger or acquisition is completed, the shares referenced above will be converted to shares of the surviving public entity. In the event that equity is received, CCC would receive its share in a form that is marketable and/or tradable immediately or subject to the registration rights hereinafter set forth.

                                  ARTICLE V
                            REGISTRATION RIGHTS

     5.1 To the extent that any of the shares issued pursuant to Article IV above to CCC are not otherwise free trading or have not been held for an adequate period of time to permit for sales pursuant to Rule 144, NGTI shall be required to file a registration statement in whatever form is available to it covering the resale of all such non-tradable shares within sixty days after
(a) becoming a fully reporting company pursuant to the Securities Exchange Act of 1934, or (b) trading commences in its securities or the securities of its successor in the case of a merger, whichever is last to occur. NGTI shall use its best efforts to have said registration statement declared effective at the earliest possible date and to maintain the effectiveness of said registration statement for a period of not less than one year.

     5.2 Piggyback Registration Rights. Should NGTI file a registration statement pursuant to the Securities Act of 1933 for any purpose prior to the required registration statement as set forth in Section 5.1 above, NGTI shall give CCC thirty days written notice of its intent to file such a registration statement and if during said thirty day period CCC shall elect to include the shares issued to CCC pursuant to Section 4.3 in said registration statement, NGTI shall in fact be required to register those securities subject only to a refusal or cutback by NGTI's underwriter if the offering being registered is underwritten.

                                  ARTICLE VI
                             NO POWER OF AGENCY

     6.1 No Power of Agency. Neither party shall have the power to bind the other, nor shall any act by either party be immutable for any purpose to the other.

                                 ARTICLE VII
                              ENTIRE AGREEMENT

     7.1 Entire Agreement. Other than any current and/or future agreement(s) by and between the parties (which any said agreement(s) shall continue in full force and effect independent of this Agreement), this Agent Agreement sets forth the agreement and understanding of the parties hereto.
No other representation, promise or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representations, promise of inducement not so set forth.

                                ARTICLE VIII
                                MODIFICATION

     8.1 Modification. This Agent Agreement may be modified or added to from time to time, at the will of the parties, provided that all subsequent modifications or additions must be in writing and executed by the parties, noting the date thereof. No modifications or additions bearing a date earlier than the last of the dates of execution below shall be valid. All future modifications, to the extent that they conflict with the provisions contained herein, shall be deemed as superseding the conflicting provisions set out herein.

                                 ARTICLE IX
                        ASSIGNMENT AND SUCCESSION

     9.1 Assignability. CCC may assign any part of its rights under this Agent Agreement with prior approval of NGTI and CCC shall have the right to delegate its duties under this Agent Agreement with the prior consent of NGTI.

     9.2 Successors. The Agent Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and their assigns.

                                  ARTICLE X
                             INVALID PROVISION

     10.1 Invalid Provision. In the event that any one or more provisions of the Agent Agreement shall for any reason be duly held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not effect any other provision of the Agent Agreement.

                                 ARTICLE XI
                                COUNTERPARTS

     11.1 Counterparts. This Agent Agreement may be executed in counterparts, and any number of counterparts signed in the agreement by the parties hereto shall constitute a single original instrument.

                                ARTICLE XII
                                 HEADINGS

     12.1 Headings. The headings herein are for reference only and shall not affect the construction of this Agent Agreement.

                               ARTICLE XIII
                               ARBITRATION

     13.1 Arbitration. Any controversy or claim arising out of or relating to the Agent Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                               ARTICLE XIV
                               COLLECTIONS

     14.1 Collections. Should either party incur any expenses in enforcing provisions of the agreement, or in collecting any debt which may arise from this Agreement, the other party shall be obligated to reimburse said party for all reasonable costs and expenses incurred.

                               ARTICLE XV
                             GOVERNING LAW

     15.1 Governing Law. The existence, validity, construction, operation and effect of this Agent Agreement shall be determined in accordance with and governed by the laws of the State of Florida, United States of America.

     IN WITNESS WHEREOF, the parties, have carefully considered each provision of the Agent Agreement, note their approval and acceptance hereof by executing this Agent Agreement shall become effective, and the term of the Agent Agreement shall begin, on the last day of execution hereunder.

     CONFIRMED AND AGREED:

     CONTINENTAL CAPITAL & EQUITY CORPORATION


     /S/ JOHN MARION                                       9-4-97
     DULY AUTHORIZED                                       DATE


     NATURAL GAS TECHNOLOGIES, INC.


     /S/ BRENT A. WAGMAN                                   8-30-97
     DULY AUTHORIZED                                       DATE